As filed with the Securities and Exchange Commission on September 1, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

THE MEDICINES COMPANY
(Exact name of Registrant as specified in its charter)

Delaware	04-3324394
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

8 Sylvan Way
Parsippany, New Jersey 07054
(Address of Principal Executive Offices including Zip Code)
2000 Employee Stock Purchase Plan
(Full title of the Plan)

Paul M. Antinori
Senior Vice President and General Counsel
The Medicines Company
8 Sylvan Way
Parsippany, New Jersey 07054
(973) 290-6000
(Name and address, including zip code, and telephone
number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

	Amount of	Proposed Maximum	Proposed Maximum
Title of Securities to be	Shares to be	Offering Price Per	Aggregate Offering	Amount of
Registered	Registered (1)	Share (2)	Price (2)	Registration Fee
Common Stock, $0.001 par value per share	300,000	$7.70	$2,310,000	$128.90

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, this registration statement shall be deemed to cover any additional shares of common stock that may from time to time be offered or issued to prevent dilution resulting from any stock dividend, stock split, or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act for the 300,000 shares registered hereunder (based on the average of the high ($7.90) and low ($7.50) prices for our common stock reported by the Nasdaq Global Select Market on August 28, 2009).

Item 5. Interests of Named Experts and Counsel
Item 8. Exhibits
SIGNATURES
Index to Exhibits
EX-5.1
EX-10.1
EX-23.1

STATEMENT OF INCOPORATION BY REFERENCE
          This Registration Statement on Form S-8 is filed to register the offer and sale of an additional 300,000 shares of the Registrant’s common stock, $0.001 par value per share, to be issued under the Registrant’s Employee Stock Purchase Plan. This registration statement incorporates by reference the contents of the Registration Statement on Form S-8, File Nos. 333-44884 and 333-135461, filed by the Registrant on August 31, 2000 and June 29, 2006, respectively, relating to the Registrant’s Employee Stock Purchase Plan, except for the information required by Items 5 and 8, which are contained below.
Item 5. Interests of Named Experts and Counsel.
          Paul M. Antinori, the registrant’s senior vice president and general counsel, has opined as to the legality of the securities being offered by this registration statement. As of August 31, 2009, Mr. Antinori owned (i) options to purchase an aggregate of 301,223 shares of the registrant’s common stock granted under the registrant’s 1998 Stock Incentive Plan, 2001 Non-Officer, Non-Director Employee Stock Incentive Plan and 2004 Stock Incentive Plan, (ii) 17,627 shares of the registrant’s common stock granted under the registrant’s 2004 Stock Incentive Plan and (iii) 2,323 shares of common stock purchased under the registrant’s 2000 Employee Stock Purchase Plan.
Item 8. Exhibits.
     The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Parsippany, State of New Jersey, on this 1st day of September, 2009.

THE MEDICINES COMPANY
By:	/s/ Clive A. Meanwell
Clive A. Meanwell
Chairman and Chief Executive Officer

     We, the undersigned officers and directors of The Medicines Company, hereby severally constitute and appoint Clive A. Meanwell, Glenn P. Sblendorio, John P. Kelley, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable The Medicines Company to comply with the provisions of the Securities Act, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming out signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.
     Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title(s)	Date

/s/ Clive A. Meanwell	Chief Executive Officer and Chairman of the	September 1, 2009
Clive A. Meanwell	Board of Directors (Principal Executive Officer)

/s/ Glenn P. Sblendorio	Executive Vice President, Chief Financial	September 1, 2009
Glenn P. Sblendorio	Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ John P. Kelley	President, Chief Operating Officer and Director	September 1, 2009
John P. Kelley

/s/ William W. Crouse	Director	September 1, 2009
William W. Crouse

/s/ Robert J. Hugin	Director	September 1, 2009
Robert J. Hugin

/s/ Armin M. Kessler	Director	September 1, 2009
Armin M. Kessler

Signature	Title(s)	Date

/s/ Hiroaki Shigeta	Director	September 1, 2009
Hiroaki Shigeta

/s/ Melvin K. Spigelman	Director	September 1, 2009
Melvin K. Spigelman

/s/ Elizabeth H.S. Wyatt	Director	September 1, 2009
Elizabeth H.S. Wyatt

Index to Exhibits

Exhibit
Number	Document

5.1	Opinion of Paul M. Antinori, Esq., Senior Vice President and General Counsel

10.1	The Medicines Company 2000 Employee Stock Purchase Plan, as amended

23.1	Consent of Ernst & Young LLP

23.2	Consent of Paul M. Antinori, Esq., Senior Vice President and General Counsel (contained in Exhibit 5.1)

24.1	Power of Attorney (included in the signature page of this registration statement)